UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2015

HOLOGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers
Approval of a revised form of Performance Stock Unit (“PSU”) Award Agreement. On November 5, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Hologic, Inc. (the “Company”) approved a revised form of PSU Award Agreement for fiscal 2016.
The above description of the PSU Award Agreement does not purport to be complete and it is qualified in its entirety by reference to the PSU Award Agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
Approval of Short-Term Incentive Plan. On November 5, 2015, the Compensation Committee also approved the Company’s Short-Term Incentive Plan (the “STIP”). The STIP provides performance-based awards for eligible employees, subject to a maximum limit, as described in more detail below. Targeted payout levels will be achieved at a combination of corporate and/or individual goals established for each participant. An individual’s bonus components and the weighting of those components are determined by such individual’s title and/or role.
The maximum bonus payouts will be 200% of targeted payout levels for executive officers. The Compensation Committee, or its delegate, as applicable, reserves the right, in its sole discretion, to decrease any bonus payouts to any participant under the STIP regardless of the level of corporate and/or individual goals that have been achieved.
The above description of the STIP does not purport to be complete and it is qualified in its entirety by reference to the STIP, a copy of which is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1 10.2	Form of Performance Stock Unit Award Agreement (adopted fiscal 2016) Short-Term Incentive Plan (adopted fiscal 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2015	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin
General Counsel

EXHIBIT INDEX

Exhibit No.    Exhibit Name_______________________________________________

10.1 10.2	Form of Performance Stock Unit Award Agreement (adopted fiscal 2016) Short-Term Incentive Plan (adopted fiscal 2016)